Exhibit 99.1

For investors Amy Wakeham O: 858-836-5000 investorrelations@resmed.com	For media Jayme Rubenstein O: 858-836-6798 news@resmed.com

ResMed Inc. Announces Results for the First Quarter of Fiscal Year 2019

~ Strong year-over-year growth in revenue, net income, and earnings per share ~

~ Growth balanced across the entire product portfolio ~

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. EDT today at http://investor.resmed.com

SAN DIEGO, October 25, 2018 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading connected health company, today announced results for its quarter ended September 30, 2018.

First Quarter 2019 Highlights

•	Revenue increased 12% to $588.3 million; up 13% on a constant currency basis

•	Net income increased by 23%; non-GAAP net income up 23%

•	GAAP diluted earnings per share of $0.73; non-GAAP diluted earnings per share of $0.81

“Our first quarter 2019 results demonstrate continued strong performance across our business with 13 percent top-line revenue growth, driven by growth across our entire portfolio of offerings,” said Mick Farrell, ResMed’s chief executive officer. “We also delivered another quarter of improving operating leverage resulting in double-digit growth at the bottom line.”

Farrell continued, “During the quarter we expanded our product portfolio with new masks and made ongoing upgrades to our digital health solutions, separating ResMed from the competition. We provide customers with services and solutions to help improve patient outcomes, create efficiencies, and reduce overall healthcare system costs.”

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	September 30, 2018	September 30, 2017	% Change	Constant Currency (A)
Revenue	$588.3	$523.7	12%	13%
Gross margin	58.3%	58.4%	—
Selling, general and administrative expenses	147.3	143.8	2	4
Research and development expenses	38.8	37.4	4	8
Income from operations	144.1	112.6	28
Net income	105.7	86.1	23
Non-GAAP net income	116.3	94.1	23
Diluted earnings per share	$0.73	$0.60	22
Non-GAAP diluted earnings per share	$0.81	$0.66	23

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis”, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Discussion of First Quarter Results

•

Revenue in U.S., Canada, and Latin America, excluding Software as a Service, grew by 10 percent compared to the prior year period, driven by strong sales across our mask and device product portfolios. Revenue in combined Europe, Asia and other markets grew by 16 percent on a constant currency basis compared to the same period of the prior year, primarily driven by strong device sales. Software as a Service revenue increased 25 percent, compared to the prior year period due to continued growth in our Brightree service offerings and incremental contribution from the acquisition of HEALTHCAREfirst, which closed early in the first quarter.

•	Gross margin was slightly lower than the prior year quarter mainly due to declines in average selling prices, which were partially offset by manufacturing and procurement efficiencies.

•

Selling, general and administrative expenses increased by 2 percent compared to the prior year period, or by 4 percent on a constant currency basis, due to continued improvements in operating leverage. SG&A expenses improved to 25.0 percent of revenue in the quarter, compared with 27.5 percent in the same period of the prior year.

•	Income from operations increased by 28 percent and non-GAAP income from operations increased by 26 percent compared to the prior year period.

•

Net income increased by 23 percent and non-GAAP net income increased by 23 percent compared to the prior year period. Non-GAAP measures adjust for amortization of acquired intangibles and impact of U.S. tax reform on income tax expense.

•	GAAP diluted earnings per share increased by 22 percent and non-GAAP diluted earnings per share were 23 percent higher compared with the same period of the prior year.

•

Cash flow from operations for the quarter was $48.1 million, compared to net income in the current quarter of $105.7 million. Cash flow from operations included tax payments of $125.0 million compared with $30.2 million in the same period of the prior year. During the quarter we paid $52.8 million in dividends.

Other Business and Operational Highlights

•	Completed the acquisition of HEALTHCAREfirst, a provider of software solutions and services for home health and hospice agencies, for consideration of $126.3 million.

•

Announced a joint venture with Verily, combining ResMed’s expertise in sleep apnea and Verily’s advanced health data analytics technologies, to study the health and financial impacts of undiagnosed and untreated sleep apnea, and to develop software solutions that enable healthcare providers to more efficiently identify, diagnose, treat and manage individuals with sleep apnea and other breathing-related sleep disorders.

•	Introduced key upgrades to the Astral life support ventilator, including AutoEPAP functionality along with customizable program names and easily changeable interfaces.

•

Introduced AirFit F30, ResMed’s first minimal-contact full face CPAP mask, expanding the mask product portfolio to meet the needs of a select group of PAP users who need a full face mask but are looking for the flexibility to wear glasses in bed or to reduce facial contact with a full face mask.

Share repurchase program

During the quarter, we repurchased 200,000 shares at a cost of $22.8 million, as part of our ongoing capital management program.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.37 per share. The dividend will have a record date of November 8, 2018, payable on December 13, 2018. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of Chess Depositary Instruments trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be November 7, 2018 for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from November 7, 2018 through November 8, 2018, inclusive.

Webcast details

ResMed will discuss its first quarter fiscal year 2019 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q1 2019 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on our website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing 800-585-8367 (U.S.) or +1 416-621-4642 (outside U.S.), and entering the passcode 6686709. The telephone replay will be available until November 8, 2018.

About ResMed

ResMed (NYSE: RMD, ASX: RMD), a world-leading connected health company with more than 6 million cloud-connected devices for daily remote patient monitoring, changes lives with every breath. Its award-winning devices and software solutions help treat and manage sleep apnea, chronic obstructive pulmonary disease and other respiratory conditions. Its 6,000-member team strives to improve patients’ quality of life, reduce the impact of chronic disease and save healthcare costs in more than 120 countries.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RESMED INC AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	September 30, 2018	September 30, 2017
Net revenue	$588,279	$523,659
Cost of sales	245,186	218,054

Gross profit	$343,093	$305,605
Operating expenses:
Selling, general and administrative	147,303	143,849
Research and development	38,791	37,415
Amortization of acquired intangible assets (1)	12,867	11,783

Total operating expenses	$198,961	$193,047
Income from operations (1)	144,132	112,558
Other income (expenses), net:
Interest income (expense), net	$(2,786)	$(2,915)
Other, net	(2,465)	(1,158)
Total other income (expenses), net	(5,251)	(4,073)

Income before income taxes	$138,881	$108,485
Income taxes	33,144	22,360

Net income (1)	$105,737	$86,125

Basic earnings per share	$0.74	$0.61
Diluted earnings per share	$0.73	$0.60
Non-GAAP diluted earnings per share (1)	$0.81	$0.66
Basic shares outstanding	142,668	142,247
Diluted shares outstanding	144,030	143,480

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RESMED INC AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	September 30, 2018	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$230,188	$188,701
Accounts receivable, net	463,743	483,681
Inventories	282,555	268,701
Prepayments and other current assets	111,757	124,634

Total current assets	$1,088,243	$1,065,717
Non-current assets:
Property, plant and equipment, net	$381,822	$386,550
Goodwill	1,192,030	1,068,944
Other intangibles, net	242,193	215,184
Deferred income taxes and other non-current assets	163,250	327,528

Total non-current assets	$1,979,295	$1,998,206

Total assets	$3,067,538	$3,063,923

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$98,709	$92,723
Accrued expenses	169,465	185,805
Deferred revenue	64,822	60,828
Income taxes payable	76,137	160,427
Short-term debt	11,975	11,466

Total current liabilities	$421,108	$511,249
Non-current liabilities:
Deferred revenue	$73,810	$71,596
Deferred income taxes	16,091	13,084
Other long term liabilities	534	924
Long-term debt	517,637	269,988
Long-term income taxes payable	138,102	138,102

Total non-current liabilities	$746,174	$493,694

Total liabilities	$1,167,282	$1,004,943

STOCKHOLDERS’ EQUITY:
Common stock	$570	$571
Additional paid-in capital	1,463,669	1,450,821
Retained earnings	2,296,473	2,432,328
Treasury stock	(1,623,256)	(1,600,412)
Accumulated other comprehensive income	(237,200)	(224,328)

Total stockholders’ equity	$1,900,256	$2,058,980

Total liabilities and stockholders’ equity	$3,067,538	$3,063,923

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RESMED INC AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended
	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net income	$105,737	$86,125
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	30,424	29,571
Stock-based compensation costs	12,477	11,948
Impairment of equity investments	1,711	962
Changes in fair value of business combination contingent consideration	(183)	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	20,342	23,317
Inventories, net	(15,661)	(26,942)
Prepaid expenses, net deferred income taxes and other current assets	(7,703)	(15,408)
Accounts payable, accrued expenses and other	(99,025)	(15,590)

Net cash provided by operating activities	$48,119	$93,983
Cash flows from investing activities:
Purchases of property, plant and equipment	(12,994)	(16,030)
Patent registration costs	(2,611)	(2,242)
Business acquisitions, net of cash acquired	(126,439)	—
Investments in equity investments	(2,467)	(3,225)
Proceeds / (Payments) on maturity of foreign currency contracts	(3,678)	6,073

Net cash used in investing activities	$(148,189)	$(15,424)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	389	3,615
Purchases of treasury stock	(19,399)	—
Payment of business combination contingent consideration	(240)	—
Proceeds from borrowings, net of borrowing costs	303,000	50,000
Repayment of borrowings	(86,133)	(110,000)
Dividends paid	(52,793)	(49,698)

Net cash (used in) / provided by financing activities	$144,824	$(106,083)

Effect of exchange rate changes on cash	$(3,267)	$16,691

Net increase / (decrease) in cash and cash equivalents	41,487	(10,833)
Cash and cash equivalents at beginning of period	188,701	821,935

Cash and cash equivalents at end of period	$230,188	$811,102

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RESMED INC AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measure, “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended
	September 30, 2018	September 30, 2017
GAAP income from operations	$144,132	$112,558
Amortization of acquired intangible assets (A)	12,867	11,783

Non-GAAP income from operations	$156,999	$124,341

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended
	September 30, 2018	September 30, 2017
GAAP net income	$105,737	$86,125
Amortization of acquired intangible assets, net of tax (A)	9,987	8,013
U.S. tax reform transition impact (A)	534	—

Non-GAAP net income (A)	$116,258	$94,138

Diluted shares outstanding	144,030	143,480
GAAP diluted earnings per share	$0.73	$0.60
Non-GAAP diluted earnings per share (A)	$0.81	$0.66

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles and impact of U.S. tax reform on income tax expense from their evaluation of ongoing operations and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight in evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RESMED INC AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	September 30, 2018	September 30, 2017	% Change	Constant Currency (A)
U.S., Canada and Latin America
Devices	$172.4	$157.9	9%
Masks	154.0	138.7	11

Total devices and masks	$326.4	$296.6	10
Software as a Service	47.5	38.1	25

Total	$373.9	$334.7	12

Combined Europe, Asia and other markets
Devices	$151.7	$128.3	18%	20%
Masks	62.7	60.7	3	6

Total	$214.4	$189.0	13	16
Global revenue
Devices	$324.1	$286.2	13%	14%
Masks	216.7	199.4	9	10

Total devices and masks	$540.8	$485.6	11	12
Software as a Service	47.5	38.1	25	25

Total	$588.3	$523.7	12	13

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis”, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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